UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2013

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 27, 2013, as part of the annual meeting of stockholders of Inland Real Estate Corporation, a Maryland corporation (the “Company”), the Company held a stockholder vote on Proposals 1, 2, 3(b) and 4 as described in the Company's proxy statement. A total of 89,977,696 shares of the Company's common stock was outstanding and entitled to vote, and the number of shares present in person or by proxy was 78,865,344, representing approximately 87.64% of the outstanding stock entitled to vote.
The stockholders elected the seven nominees named below to serve as directors until the next annual meeting of stockholders or as otherwise provided in the Company's governing documents.  The final results of the election of directors were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Thomas P. D'Arcy	50,094,023	10,803,711	2,378,471	15,589,139
Daniel L. Goodwin	62,443,619	544,214	288,372	15,589,139
Joel G. Herter	50,300,597	782,871	12,192,737	15,589,139
Heidi N. Lawton	62,204,778	787,625	283,802	15,589,139
Thomas H. McAuley	50,393,113	10,488,557	2,394,535	15,589,139
Thomas R. McWilliams	50,576,554	10,305,475	2,394,176	15,589,139
Joel D. Simmons	58,265,144	4,720,576	290,485	15,589,139
In addition to electing directors, the stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.  Stockholders cast 77,633,310 votes for ratifying the appointment and 1,057,397 votes against ratifying the appointment.   Stockholders abstained from casting 174,637 votes on the ratification of the appointment of KPMG LLP, and there were no Broker Non-Votes.
The stockholders approved Proposal 3(b) to amend and restate the Company's charter to accord generally with the practices of other REITs listed on the New York Stock Exchange as described in the Company's proxy statement. Stockholders cast 57,427,237 votes approving Proposal 3(b) and 5,728,212 against approving Proposal 3(b). There were 120,756 abstentions and 15,589,139 Broker Non-Votes regarding this matter.
Stockholders also adopted a non-binding advisory resolution approving our executive compensation.  Stockholders cast 59,020,881 votes for adopting the resolution and 3,749,598 against adopting the resolution.  There were 505,726 abstentions and 15,589,139 Broker Non-Votes regarding this matter.
Finally, the chairman of the meeting and all stockholders present in person or by proxy acted to adjourn the meeting with respect to Proposal 3(a) to 10:00 a.m. local time on Monday, July 15, 2013, at the Company's principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois, for the reasons described in the Company's proxy supplement filed with the Securities and Exchange Commission on June 27, 2013, and delivered or otherwise made available to the stockholders thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: July 2, 2013	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer